[LOGO] PRISM(SM)                                VARIABLE ANNUITY APPLICATION                       SEND APPLICATION AND CHECK TO:
PIONEER RETIREMENT INCOME
STRATEGIES THROUGH METLIFE

[Home Office Address (no correspondence)                                                                       METLIFE INVESTORS USA
222 Delaware Avenue Suite 900                                                                                      INSURANCE COMPANY
Wilmington, DE 19899]

                                                                [Policy Service Office: P.O. Box 10366 . Des Moines, Iowa 50306-0366
                                             For Express Mail Only . 4700 Westown Parkway Ste. 200 . West Des Moines, IA 50266-2266]
[PIONEER PRISM]                                                                                  FOR ASSISTANCE CALL: 1-800-622-9876

ACCOUNT INFORMATION

1. ANNUITANT

                 [John             J.         Doe]                  Social
----------------------------------------------------------------    Security Number [123--45--6789]
Name            (First)         (Middle)     (Last)                                 -----------------------------------------------

  [123         Main Street        Anytown      IL       60001]      Sex [[X]] M [_] F   Date of Birth [1/11/70]
----------------------------------------------------------------                                      -----------------------------
Address  (Street - No P.O. Box)   (City)    (State)     (Zip)       Phone [(708) 123-4567]
                                                                          ---------------------------------------------------------

2. OWNER (COMPLETE ONLY IF DIFFERENT THAN ANNUITANT)

Correspondence is sent to the Owner.

________________________________________________________________    Social
Name            (First)         (Middle)     (Last)                 Security/Tax ID Number _____________--_____________--__________

________________________________________________________________    Sex [_] M [_] F   Date of Birth/Trust _____/_____/_____
Address  (Street - No P.O. Box)   (City)    (State)     (Zip)       Phone (_____) _________________________________________________

3. JOINT OWNER

________________________________________________________________    Social
Name            (First)         (Middle)     (Last)                 Security Number _______________--_______________--_____________

________________________________________________________________    Sex [_] M [_] F   Date of Birth _____/_____/_____
Address  (Street - No P.O. Box)   (City)    (State)    (Zip)        Phone (_____) _________________________________________________

4. BENEFICIARY

Show full name(s), address(es), relationship to Owner, Social Security Number(s), and percentage each is to receive. Use the Special
Requests section if additional space is needed. UNLESS SPECIFIED OTHERWISE IN THE SPECIAL REQUESTS SECTION, IF JOINT OWNERS ARE
NAMED, UPON THE DEATH OF EITHER JOINT OWNER, THE SURVIVING JOINT OWNER WILL BE THE PRIMARY BENEFICIARY, AND THE BENEFICIARIES LISTED
BELOW WILL BE CONSIDERED CONTINGENT BENEFICIARIES.

[Mary J. Joe,                  123 Main Street, Anytown, IL,              Wife,                    234 - 56 - 7890             100%
------------------------------------------------------------------------------------------------------------------------------------
Primary Name                     (Street - No P.O. Box)               Relationship               Social Security Number          %

                                                                                                       -    -
____________________________________________________________________________________________________________________________________
Primary Name                     (Street - No P.O. Box)               Relationship               Social Security Number         %

                                                                                                       -    -
____________________________________________________________________________________________________________________________________
Contingent Name                  (Street - No P.O. Box)               Relationship               Social Security Number         %

                                                                                                       -    -
____________________________________________________________________________________________________________________________________
Contingent Name                  (Street - No P.O. Box)               Relationship               Social Security Number         %

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT, ARE VARIABLE, MAY INCREASE OR DECREASE, WHEN BASED ON THE
INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

5. PLAN TYPE                                                                    6. PURCHASE PAYMENT
                                                                                Funding Source of Purchase Payment
INDICATE ONLY HOW CONTRACT IS TO BE ISSUED.                                     ----------------------------------
                                                                                [_] 1035 Exchange   [_] Check   [_] Wire
.. NON-QUALIFIED ........ [[X]]
                                                                                Initial Purchase
.. QUALIFIED                                                                     Payment  $[10,000]
                                                                                         -------------------------------------------
  TRADITIONAL IRA* ..... [_] Transfer [_] Rollover [_] Contribution - Year ____          Make Check Payable to MetLife Investors USA

.. QUALIFIED SEP IRA* ... [_] Transfer [_] Rollover [_] Contribution - Year ____ (Estimate dollar amount for 1035 exchanges, transfers, rollovers, etc.)
.. QUALIFIED ROTH IRA* .. [_] Transfer [_] Rollover [_] Contribution - Year ____
                                                                                Minimum Initial Purchase Payment:
.. QUALIFIED 401 ........ [_]                                                       $5,000 (Non-Qualified)   $2,000 (Qualified)

*    THE ANNUITANT AND OWNER MUST BE THE SAME PERSON.

8701 (3/08)                                                                                                                APPPRISM
                                                                                                                           JULY 2008

RIDERS

7.   BENEFIT RIDERS (subject to state availability and age restrictions )

These riders may only be chosen at time of application. Please note, there are additional charges for the optional riders. ONCE ELECTED THESE OPTIONS MAY NOT BE CHANGED.

1) [LIVING BENEFIT RIDERS (Optional. Only ONE of the following Riders may be elected)

     [_]  Principal Guarantee (GWB)*

     [_]  Single Life - Lifetime Withdrawal Guarantee (LWG) (2008)

     [_]  Joint Life - Lifetime Withdrawal Guarantee (LWG) (2008)

*GWB is the only Living Benefit Rider available for Decedent IRAs.

2) DEATH BENEFIT RIDERS (Check one. If no election is made, the Account Value option will apply.)

     [_]  Principal Protection

     [_]  Annual Step-Up

     [_]  Compounded-Plus (only available in NJ)

     [_] Enhanced Death Benefit (May not be elected with an optional Living Benefit Rider. Not available in NJ.)

3)   [_] Earnings Preservation Benefit Rider]

COMMUNICATIONS

8.   TELEPHONE TRANSFER

I (We) authorize MetLife Investors USA Insurance Company (MetLife Investors USA) or any person authorized by MetLife Investors USA to accept telephone transfer instructions and/or future payment allocation changes from me (us) and my Registered Representative/Agent. Telephone transfers will be automatically permitted unless you check one or both of the boxes below indicating that you do not wish to authorize telephone transfers. MetLife Investors USA will use reasonable procedures to confirm that instructions communicated by telephone are genuine.

I (We) DO NOT wish to authorize telephone transfers for the following (check applicable boxes): [_] Owner(s) [_] Registered Representative/Agent

SIGNATURES

9.   REPLACEMENTS

[Does the applicant have any existing life insurance policies or annuity
contracts?                                                     [_] Yes [[X]] No

If "Yes," applicable disclosure and replacement forms must be attached.

Is this annuity being purchased to replace any existing life insurance or
annuity policy(ies)?                                           [_] Yes [[X]] No]

10.  FRAUD STATEMENT & DISCLOSURE

NOTICE TO APPLICANT:

[ARKANSAS, LOUISIANA, AND NEW MEXICO RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

DISTRICT OF COLUMBIA RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, AND WASHINGTON RESIDENTS ONLY: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OHIO RESIDENTS ONLY: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

PENNSYLVANIA RESIDENTS ONLY: ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

MASSACHUSETTS RESIDENTS ONLY: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Account and reallocation from the Investment Divisions to the Fixed Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Account when the yields on our Investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the Fixed Account in the future. BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT I HAVE RECEIVED, READ AND UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED ACCOUNT MAY NOT BE AVAILABLE AT SOME POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.]
FLORIDA RESIDENTS ONLY: A PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE ANY INSURANCE COMPANY FILES A STATEMENT OF CLAIM CONTAINING FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

11.  ACKNOWLEDGEMENT AND AUTHORIZATION

I (We) agree that the above information and statements and those made on all pages of this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of [MetLife Investors USA Separate Account A. ]PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

I HAVE READ THE STATE FRAUD STATEMENT IN SECTION 10 ABOVE APPLICABLE TO ME.


                             [/s/ John J. Doe, Owner]
           -----------------------------------------------------------
           (OWNER SIGNATURE & TITLE, ANNUITANT UNLESS OTHERWISE NOTED)

           -----------------------------------------------------------
                         (JOINT OWNER SIGNATURE & TITLE)


           -----------------------------------------------------------
                (SIGNATURE OF ANNUITANT IF OTHER THAN OWNER)

Signed at                  [Anytown,            IL]
           -----------------------------------------------------------
                            (City)            (State)

Date [November 11, 2000]

12.  AGENT'S REPORT

[ All answers are correct to the best of my knowledge. I have reviewed the financial situation of the Proposed Owner as disclosed, and believe that a multifunded annuity contract would be suitable.

Does the applicant have any existing life insurance policies or annuity
contracts?                                                       [_] Yes[[X]] No

Is this annuity being purchased to replace any existing life insurance or
annuity policy(ies)?                                             [_] Yes[[X]] No

If "Yes," applicable disclosure and replacement forms must be attached.]


                                [/s/ Richard Roe]
           -----------------------------------------------------------
                                AGENT'S SIGNATURE

                                [(312) 456-7890]
           -----------------------------------------------------------
                                      Phone

                               [Richard Roe, #723]
           -----------------------------------------------------------
                             Agent's Name and Number

                      [456 Main Street, Anytown, IL 60001]
           -----------------------------------------------------------
                            Name and Address of Firm

                                     [#723]
           -----------------------------------------------------------
                  State License ID Number [(Required for FL) ]

                                    [1234567]
           -----------------------------------------------------------
                              Client Account Number

[Home Office Program Information:
---------------------------------

Select one. Once selected, the option cannot be changed. Not all options may be available.

Option A            Option B           Option C          ]
         ----------          ---------          ---------

8701 (3/08)                                                            APPPRISM
                                                                       JULY 2008

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